Camber Energy, Inc. S-3/A

Exhibit 5.1

March 15, 2017

Camber Energy, Inc.

450 Gears Road, Suite 860

Houston, Texas 77067

Re:	Registration Statement on Form S-3 of Camber Energy, Inc.

Ladies and Gentlemen:

We have acted as special Nevada counsel to Camber Energy, Inc., a Nevada corporation (“the “Company”), in connection with a Registration Statement on Form S-3, as amended by Amendment No. 1 thereto, Registration No. 333-216231 (the “Registration Statement”) which is being filed with the Securities and Exchange Commission (the “Commission”), by the Company. Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended (the “Securities Act”) the following securities in an aggregate offering price not to exceed $150,000,000.00: (1) debt securities of the Company, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), (2) shares of Common Stock $0.001 par value per share of the Company (the “Common Stock”), (3) shares of Preferred Stock $0.001 par value per share of the Company (the “Preferred Stock”), (4) depositary shares (the “Depositary Shares”), (5) Warrants, which may be issued by the Company (the “Warrants”), (6) Subscription Rights to purchase Common Stock, Preferred Stock, Depositary Shares, Warrants or other securities described in the Registration Statement (the “Subscription Rights”), (7) Purchase Contracts (the “Purchase Contracts”), and (8) Units, which may be issued by the Company (the “Units”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, and Units which may be issued by the Company are hereinafter referred to as the “Camber Securities.”

Our Opinion (as defined below) is furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

The only opinions rendered consist of the matters set forth in the opinion paragraph below (our “Opinion”), and no opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based on and subject to the qualifications, limitations and exceptions set forth in this letter.

Camber Energy, Inc.

March 15, 2017

In rendering our Opinion, we have examined copies of only the following documents:

i.	the Registration Statement;

ii.	The Articles of Incorporation of the Company as filed with the Nevada Secretary of State’s Office on December 16, 2003, as amended;

iii.	The Amended and Restated Bylaws of the Company in effect as of March 29, 2016;

iv.	Unanimous Written Consent of the Board of Directors of the Company dated as of February 20, 2017, authorizing and approving the Registration Statement, the registration of the Camber Securities for issuance and sale by the Company, and matters related thereto;

v.	An Officer’s Certificate of Paul Pinkston, Secretary, Treasurer, and Chief Accounting Officer of the Company, dated February 22, 2017; and

vi.	A Certificate of Corporate Existence with respect to the Company issued on March 14, 2017 by the Nevada Secretary of State.

In making all of our examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the original of such documents. We also have assumed the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

As to all questions of fact that are material to our Opinion, we have assumed the factual accuracy of and relied upon the factual statements set forth in the Registration Statement, in the Certificate of an Officer of the Company, item (v) above, and the Certificate of the Nevada Secretary of State, item (vi) above. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

The members of this firm are admitted to the bar of the State of Nevada and are duly qualified to practice law in that state. Our Opinion is limited to the laws of the State of Nevada that are in effect on the date of this letter. We express no opinion with regard to any matter which may be governed by the laws of any other jurisdiction. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof and we expressly disclaim any obligation to advise you of any changes to such pertinent laws or facts that may hereafter come to our attention.

Camber Energy, Inc.

March 15, 2017

We assume: (a) that the Board of Directors of the Company duly authorizes by proper corporate action the terms and issuance of the Camber Securities, (b) the qualification of the an indenture or indentures (each an “Indenture”) proposed to be entered into between the Company and one or more trustees chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “TIA”) (any such trustee, the “Indenture Trustee”), with respect to the Debt Securities (c) the Registration Statement will be declared effective under the Securities Act and there are no stop orders (d) the due execution, authentication, issuance and delivery of the Camber Securities by the Company upon payment of the consideration therefor as provided in the applicable purchase, underwriting or similar agreements duly approved by the requisite corporate action by the Company and otherwise, if applicable, in accordance with the provisions of the Indenture governing the Debt Securities, and (e) the due execution, authentication, issuance and delivery of the Depositary Shares, Warrants, Purchase Contracts, Subscription Rights and Units.

We further assume that at the time of issuance of any shares of Common Stock or Preferred Stock (including any such shares issuable upon the conversion of another Security), the Company has sufficient authorized, unissued and unreserved shares of Common Stock and Preferred Stock available for issuance as provided in the Registration Statement and any related amendment thereto or prospectus supplement.

Based on and subject to the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.

2.	The Common Stock and the Preferred Stock, as the case may be, will be validly issued, fully paid and nonassessable, when:

a.	such Common Stock or Preferred Stock is specifically authorized for issuance and sale by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Equity Authorizing Resolutions”) approving the pricing, adequacy of consideration and the rights, preferences, privileges, restrictions, terms and conditions thereof;

b.	in the case of Preferred Stock, the authorized class or series, number of shares, voting power, designations, preferences, limitations, restrictions, relative rights and terms and conditions of the Preferred Stock are set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Company’s Articles of Incorporation approved by the Company’s Board of Directors and stockholders, which, in each case, is appropriately filed in the office of the Nevada Secretary of State and has become effective prior to the issuance of any shares of such Preferred Stock;

Camber Energy, Inc.

March 15, 2017

c.	the terms of the offer, issuance and sale of shares of Common Stock or Preferred Stock have been duly established in conformity with the Company’s Articles of Incorporation, Bylaws, the Equity Authorizing Resolutions, and as authorized by the approval of the stockholders of the Company, if such approval is so required;

d.	compliance with the Securities Act and action of the Commission permitting the Registration Statement to become effective; and

e.	the Company has received the consideration provided for in the applicable Equity Authorizing Resolutions.

3.	The Depositary Shares will constitute valid and legally binding obligations of the Company, to the extent that Nevada law governs such issues, when:

a.	such Depositary Shares are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Depositary Shares Authorizing Resolutions”) which include the pricing and terms upon which the Depositary Shares are to be issued, their form and content and the consideration for which shares or other securities are to be issued in connection therewith;

b.	the respective documents and agreements relating to the creation, offering, issuance and sale of the Depositary Shares (the “Depositary Shares Documents”) have been duly authorized, executed and delivered and are enforceable in accordance with their terms;

c.	the terms of the offer, issuance and sale of such Depositary Shares have been duly established in conformity with the applicable Depositary Shares Documents and Depositary Shares Authorizing Resolutions;

d.	the applicable Depositary Shares have been duly executed and countersigned in accordance with the applicable Depositary Shares Documents and created, offered, issued and sold as contemplated in the Registration Statement (and any amendment thereto, including any prospectus supplement), the applicable Depositary Shares Authorizing Resolutions and the applicable Depositary Shares Documents; and

Camber Energy, Inc.

March 15, 2017

e.	the Company has received the consideration for the Depositary Shares provided for in the applicable Depositary Shares Authorizing Resolutions.

4.	The Warrants will constitute valid and legally binding obligations of the Company, to the extent that Nevada law governs such issues, when:

a.	such Warrants are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Warrant Authorizing Resolutions”) which include the pricing and terms upon which the Warrants are to be issued, their form and content and the consideration for which shares or other securities are to be issued in connection therewith;

b.	the respective documents and agreements relating to the creation, offering, issuance and sale of the Warrants (the “Warrant Documents”) have been duly authorized, executed and delivered and are enforceable in accordance with their terms;

c.	the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the applicable Warrant Documents and Warrant Authorizing Resolutions;

d.	the applicable Warrants have been duly executed and countersigned in accordance with the applicable Warrant Documents and created, offered, issued and sold as contemplated in the Registration Statement (and any amendment thereto, including any prospectus supplement), the applicable Warrant Authorizing Resolutions and the applicable Warrant Documents; and

e.	the Company has received the consideration for the Warrants provided for in the applicable Warrant Authorizing Resolutions.

5.	The Purchase Contracts will constitute valid and legally binding obligations of the Company, to the extent that Nevada law governs such issues, when:

a.	such Purchase Contracts are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Purchase Contracts Authorizing Resolutions”) which include the pricing and terms upon which the Purchase Contracts are to be issued, their form and content and the consideration for which shares or other securities are to be issued in connection therewith;

Camber Energy, Inc.

March 15, 2017

b.	the respective documents and agreements relating to the creation, offering, issuance and sale of the Purchase Contracts (the “Purchase Contracts Documents”) have been duly authorized, executed and delivered and are enforceable in accordance with their terms;

c.	the terms of the offer, issuance and sale of such Purchase Contracts have been duly established in conformity with the applicable Purchase Contracts Documents and Purchase Contracts Authorizing Resolutions;

d.	the applicable Purchase Contracts have been duly executed and countersigned in accordance with the applicable Purchase Contracts Documents and created, offered, issued and sold as contemplated in the Registration Statement (and any amendment thereto, including any prospectus supplement), the applicable Purchase Contracts Authorizing Resolutions and the applicable Purchase Contracts Documents; and

e.	the Company has received the consideration for the Purchase Contracts provided for in the applicable Purchase Contracts Authorizing Resolutions.

6.	The Units will constitute valid and legally binding obligations of the Company, to the extent that Nevada law governs such issues, when:

a.	such Units are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Units Authorizing Resolutions”) which include the pricing and terms upon which the Units are to be issued, their form and content and the consideration for which shares or other securities are to be issued in connection therewith;

b.	the respective documents and agreements relating to the creation, offering, issuance and sale of the Units (the “Units Documents”) have been duly authorized, executed and delivered and are enforceable in accordance with their terms;

c.	the terms of the offer, issuance and sale of such Units have been duly established in conformity with the applicable Units Documents and Units Authorizing Resolutions;

Camber Energy, Inc.

March 15, 2017

d.	the applicable Units have been duly executed and countersigned in accordance with the applicable Units Documents and created, offered, issued and sold as contemplated in the Registration Statement (and any amendment thereto, including any prospectus supplement), the applicable Units Authorizing Resolutions and the applicable Units Documents; and

e.	the Company has received the consideration for the Units provided for in the applicable Units Authorizing Resolutions.

7.	The Subscription Rights will constitute valid and legally binding obligations of the Company, to the extent that Nevada law governs such issues, when:

a.	such Subscription Rights are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Subscription Rights Authorizing Resolutions”) which include the pricing and terms upon which the Subscription Rights are to be issued, their form and content and the consideration for which shares or other securities are to be issued in connection therewith;

b.	the respective documents and agreements relating to the creation, offering, issuance and sale of the Subscription Rights (the “Subscription Rights Documents”) have been duly authorized, executed and delivered and are enforceable in accordance with their terms;

c.	the terms of the offer, issuance and sale of such Subscription Rights have been duly established in conformity with the applicable Subscription Rights Documents and Subscription Rights Authorizing Resolutions;

d.	the applicable Subscription Rights have been duly executed and countersigned in accordance with the applicable Subscription Rights Documents and created, offered, issued and sold as contemplated in the Registration Statement (and any amendment thereto, including any prospectus supplement), the applicable Subscription Rights Authorizing Resolutions and the applicable Subscription Rights Documents; and

e.	the Company has received the consideration for the Subscription Rights provided for in the applicable Subscription Rights Authorizing Resolutions.

Camber Energy, Inc.

March 15, 2017

We offer no advice and express no opinion as to any provision contained in or otherwise made a part of the Company Securities (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (vi) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (vii) the creation, validity, attachment, perfection, or priority of any lien or security interest, (viii) provisions for exclusivity, election or cumulation of rights or remedies, (ix) grants of setoff rights, (x) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xi) provisions purporting to make a guarantor primarily liable rather than as a surety, (xii) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xiii) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or judgment in respect of such a claim) be converted to U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xiv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the securities may be brought, (xv) providing that the failure to exercise any right, remedy or option shall not operate as a waiver thereof, (xvi) to the effect that amendments, waivers and modifications may only be made in writing, (xvii) purporting to establish any evidentiary standard, (xviii) granting any power of attorney or proxies, (xix) purporting to waive or otherwise affect any right to receive notice, (xx) purporting to restrict competition, and (xxi) the severability, if invalid, of provisions to the foregoing effect. We offer no opinion as to any security into which any Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units or Subscription Rights may be convertible.

With your consent, we have assumed that each Warrant and Warrant Document, each Depositary Share and Depositary Share Document, each Purchase Contract and Purchase Contract Document, each Unit and Unit Document and each Subscription Right and Subscription Right Document (collectively, the “Documents”) (i) will be duly authorized, executed and delivered by the parties thereto, (ii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto, other than the Company, enforceable against each of them in accordance with their respective terms, and (iii) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from or to make required registrations, declarations or filings with, governmental authorities.

Camber Energy, Inc.

March 15, 2017

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” set forth in the Prospectus forming a part of the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Woodburn and Wedge

By:	/s/ Shawn G. Pearson
Shawn G. Pearson